UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2015 (December 9, 2015)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the realignment of the Company’s Board of Directors (the “Board”) and management, on December 9, 2015, Mr. Terence Fitch was appointed as a member of the Board, in accordance with the Company’s Bylaws, to fill the vacancy left by Mr. Tyler Knight, who resigned from his position as a Director as of that same date. Mr. Fitch’s term as a member of the Board shall expire at the Company’s next annual election of directors and until such time as his successor is duly elected and qualified, or until the earlier of his death, resignation or removal.

As part of this restructuring, Mr. Knight also provided his resignation as the Chief Marketing Officer of the Company, effective December 9, 2015. Mr. Knight will continue with the Company as the Company’s Senior Content Strategist, a non-executive role. Mr. Knight’s resignations were not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

Additional information for Mr. Fitch is set forth below:

Terence Fitch, Director - Terence Fitch has served as a Director of the Company since 2015.  Mr. Fitch is a seasoned corporate executive with 23 years of marketing, sales, finance, manufacturing, supply chain and media experience.  Mr. Fitch founded Drink Teck, LLC in 2013 and has served as its Chief Executive Officer since that time. Drink Teck LLC is a functional beverage company which uses liposome technology to cost-effectively formulate drinks for the consumer health and wellness sector.  Prior to founding Drink Teck LLC, Mr. Fitch spent 3 years at Coca Cola Refreshments as Senior Vice President and General Manager.  Before that, 18 years at, Coca-Cola Enterprises, where, from 2004 to 2010, he served as the Senior Vice President and General Manager of the Western Region and was responsible for a team of 13,500 sales, strategy, marketing, operations, manufacturing, supply chain and analytical professionals and accountable for over $4.2 billion in sales. From 1998 to 2002, Mr. Fitch acted as Division Vice President and General Manager for Coca-Cola Enterprises and, from 1994-1998, was the Regional Vice President of Sales and Marketing of the Gulf States for Coca-Cola Enterprises.  Mr. Fitch has a Bachelor of Science in Marketing and Finance from Arizona State University.  Mr. Fitch brings a strong understanding of financial reporting and corporate governance matters, along with expertise in corporate governance, enterprise risk management and strategic planning, which we believe will strengthen the Board’s collective qualifications, skills, and experience.

Commencing with Mr. Fitch’s appointment, in exchange for his service on the Board, Mr. Fitch will receive a restricted stock award of 100,000 shares of the Company’s common stock and options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.90 that will expire ten years from issuance.

Mr. Fitch does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Mr. Fitch does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Item 5.07

Submission of Matters to a Vote of Security Holders

On December 9, 2015, a majority of the shareholders the Company, representing 63.7% of the issued and outstanding shares of the Company’s common stock as of November 25, 2015, in the form of a written consent, approved the following matters:

Election of Directors

The following Directors were elected to the Company’s Board of Directors: Isaac Dietrich, Stewart Fortier, Tripp Keber, Ean Seeb, and Terence Fitch. Each Director’s term as a member of the Board shall expire at the Company’s next annual election of directors and until such time as his successor is duly elected and qualified, or until the earlier of his death, resignation or removal.

Auditor Appointment

The appointment of L&L CPAS, PA, formerly Bongiovanni & Associates, PA, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved and ratified.

2015 Equity Incentive Plan

The Company’s 2015 Equity Incentive Plan (“2015 Plan”) was approved and ratified in its entirety by shareholders.  The 2015 Plan will be effective and available for use by the Company for ten (10) years, unless earlier terminated by the Board, and reserves for issuance a total of 4,500,000 shares of the Company’s common stock that may be awarded to employees, directors, and other eligible persons through issuance of options or restricted stock awards.  Awards of options and restricted stock awards may be vested or unvested, deferred to a later date, and/or may be tied to service, performance, or other conditions as determined by our Board. All options will have an exercise price that is in no case less than 100% of the fair market value of the common stock as of the date of the grant.  The purposes of the 2015 Plan shall be for recruitment and retention of its employees and directors.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, a Schedule 14C Information Statement (the “Information Statement”) will be sent or given to the shareholders of the Company who did not execute the written consent approving the above matters. The above approvals will become effective on the date that is 20 calendar days after the date the Information Statement is first sent or given to such shareholders.

Item 8.01

Other Events

On December 9, 2015, the Board (i) formed an Audit Committee and appointed Terence Fitch (chairman), Ean Seeb and Tripp Keber as members of the Audit Committee; (ii) formed a Compensation Committee and appointed Tripp Keber (chairman) and Ean Seeb as members; and (iii) formed a Nomination and Corporate Governance Committee and appointed Ean Seeb (chairman) and Tripp Keber as members. The Audit Committee’s charter is attached as Exhibit 99.1, the Compensation Committee’s charter is attached as Exhibit 99.2, and the Nomination and Corporate Governance Committee’s charter is attached as Exhibit 99.3.

On December 9, 2015, the Company issued a press release titled “MassRoots Forms Audit, Nomination and Compensation Committees.” A copy of the press release is filed as Exhibit 99.4 hereto and incorporated herein by reference.

On December 10, 2015, the Company issued a press release titled “Former Coca-Cola Enterprises Executive Terence Fitch Joins MassRoots’ Board of Directors.” A copy of the press release is filed as Exhibit 99.5 hereto and incorporated herein by reference.

Additional information is

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

99.1	MassRoots Inc. Audit Committee Charter
99.2	MassRoots Inc. Compensation Committee Charter
99.3	MassRoots Inc. Nomination and Corporate Governance Committee Charter
99.4	Press Release dated December 9, 2015 titled “MassRoots Forms Audit, Nomination and Compensation Committees.”
99.5	Press Release dated December 10, 2015 titled “Former Coca-Cola Enterprises Executive Terence Fitch Joins MassRoots’ Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: December 14, 2015	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer